Exhibit 99

Jefferies Reports Fiscal First Quarter 2017 Financial Results

NEW YORK--(BUSINESS WIRE)--March 21, 2017--Jefferies Group LLC today announced financial results for its fiscal first quarter 2017.

Highlights for the three months ended February 28, 2017:

  Total Net Revenues of $796 million
  Investment Banking Net Revenues of $408 million
  Total Equities and Fixed Income Net Revenues of $379 million
  Earnings Before Income Taxes of $124 million
  Net Earnings of $114 million

Rich Handler, Chairman and Chief Executive Officer, and Brian Friedman, Chairman of the Executive Committee, commented: "Our first quarter represents the fourth consecutive quarter of improving results. Net revenues, for the last 12 months through February 2017, aggregate to nearly $3 billion and reflect the benchmark level of the firm's capabilities during a stable environment. Our first quarter performance was driven by well-balanced contributions of $408 million from Investment Banking and $379 million from Equities and Fixed Income. Our Investment Banking results reflect an improved Debt Capital markets performance, a solid contribution by Equity Capital Markets and another good quarter for our Advisory activities. The sales and trading environment was reasonably robust for much of the quarter. Fixed Income revenues were $222 million, an increase of 48% versus the fourth quarter of last year and nearly four times greater than the revenues of last year’s challenging first quarter. Equities revenues were a solid $157 million. The tax rate for the quarter was 8% and reflects a $32 million, or 26%, net tax benefit which resulted from the repatriation of earnings, along with their associated foreign tax credits, from certain foreign subsidiaries."

The attached financial tables should be read in conjunction with our Annual Report on Form 10-K for the year ended November 30, 2016. Amounts herein pertaining to February 28, 2017 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2017.

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our future market share and expected financial results. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies, a global, full-service investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and foreign exchange, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE: LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	February 28, 2017	November 30, 2016	February 29, 2016

Revenues:
Commissions and other fees	$145,822	$157,549	$155,824
Principal transactions	220,957	137,362	(103,373)
Investment banking	408,021	415,067	230,930
Asset management fees and investment income from managed funds	8,926	1,319	9,530
Interest	202,023	202,002	221,945
Other	24,048	26,661	(21,751)
Total revenues	1,009,797	939,960	493,105
Interest expense	214,284	198,191	194,118
Net revenues	795,513	741,769	298,987

Non-interest expenses:
Compensation and benefits	460,172	427,451	349,743

Non-compensation expenses:
Floor brokerage and clearing fees	45,858	42,946	40,479
Technology and communications	65,507	66,396	64,989
Occupancy and equipment rental	25,815	26,635	24,585
Business development	22,632	25,405	24,854
Professional services	32,124	29,763	23,512
Other	19,206	26,644	20,701
Total non-compensation expenses	211,142	217,789	199,120
Total non-interest expenses	671,314	645,240	548,863
Earnings (loss) before income taxes	124,199	96,529	(249,876)
Income tax expense (benefit)	10,179	9,454	(83,107)
Net earnings (loss)	114,020	87,075	(166,769)
Net earnings (loss) attributable to noncontrolling interests	1	(105)	44
Net earnings (loss) attributable to Jefferies Group LLC	$114,019	$87,180	$(166,813)

Pretax operating margin	15.6%	13.0%	(83.6)%
Effective tax rate (1)	8.2%	9.8%	33.3%

(1)	The effective tax rate for the three months ended February 28, 2017 reflects a $32 million, or 26%, net tax benefit, which resulted from the repatriation of earnings, along with their associated foreign tax credits, from certain foreign subsidiaries. The effective tax rate for the three months ended November 30, 2016 was impacted by revisions to previously forecasted results during the year ended November 30, 2016.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	February 28, 2017	November 30, 2016	February 29, 2016
Revenues by Source
Equities	$156,714	$175,960	$1,745
Fixed income	221,852	149,423	56,782
Total Equities and Fixed income	378,566	325,383	58,527

Equity	61,566	62,085	43,999
Debt	162,628	128,706	57,273
Capital markets	224,194	190,791	101,272
Advisory	183,827	224,276	129,658
Total Investment banking	408,021	415,067	230,930

Asset management fees and investment income (loss) from managed funds:
Asset management fees	7,981	633	11,205
Investment income (loss) from managed funds	945	686	(1,675)
Total	8,926	1,319	9,530
Net revenues	$795,513	$741,769	$298,987

Other Data
Number of trading days	60	63	61
Number of trading loss days	3	11	17
Number of trading loss days, excluding KCG	3	4	12

Average firmwide VaR (in millions) (1)	$10.30	$8.46	$8.37
Average firmwide VaR, excluding KCG (in millions) (1)	$8.26	$5.93	$6.69

(1)

VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	February 28, 2017	November 30, 2016	February 29, 2016

Financial position:
Total assets (1)	$37,703	$36,941	$35,193
Average total assets for the period (1)	$44,490	$43,412	$44,669
Average total assets less goodwill and intangible assets for the period (1)	$42,644	$41,560	$42,796

Cash and cash equivalents (1)	$4,080	$3,529	$2,600
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,886	$5,303	$4,085
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	15.6%	14.4%	11.6%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	16.4%	15.1%	12.3%

Financial instruments owned (1)	$13,253	$13,810	$13,630
Goodwill and intangible assets (1)	$1,843	$1,847	$1,869

Total equity (including noncontrolling interests)	$5,472	$5,371	$5,262
Total member's equity	$5,472	$5,370	$5,261
Tangible member's equity (3)	$3,629	$3,523	$3,392

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$365	$413	$489
Level 3 financial instruments owned - % total assets (1)	1.0%	1.1%	1.4%
Level 3 financial instruments owned - % total financial instruments (1)	2.8%	3.0%	3.6%
Level 3 financial instruments owned - % tangible member's equity (1)	10.1%	11.7%	14.4%

Other data and financial ratios:
Total long-term capital (1) (5)	$11,388	$10,501	$10,588
Leverage ratio (1) (6)	6.9	6.9	6.7
Adjusted leverage ratio (1) (7)	8.9	8.6	8.5
Tangible gross leverage ratio (1) (8)	9.9	10.0	9.8

Number of trading days	60	63	61
Number of trading loss days	3	11	17
Number of trading loss days, excluding KCG	3	4	12
Average firmwide VaR (9)	$10.30	$8.46	$8.37
Average firmwide VaR, excluding KCG (9)	$8.26	$5.93	$6.69

Number of employees, at period end	3,319	3,329	3,439

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to February 28, 2017 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three months ended February 28, 2017.

(2)	At February 28, 2017, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,308 million, in aggregate, and $498 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at November 30, 2016 were $1,455 million and $319 million, respectively, and at February 29, 2016, were $1,061 million and $424 million, respectively. The amounts included in other sources of liquidity at February 29, 2016 have been reduced by $205 million from what was previously disclosed to reflect adjustments for certain securities that have subsequently been identified to have been encumbered.

(3)	Tangible member's equity (a non-GAAP financial measure) represents total member's equity less goodwill and identifiable intangible assets. We believe that tangible member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	At February 28, 2017, November 30, 2016 and February 29, 2016, total long-term capital includes our long-term debt of $5,915 million, $5,131 million and $5,326 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by the amount of debt maturing in less than one year, where applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). At February 28, 2017, November 30, 2016 and February 29, 2016, adjusted assets were $32,155 million, $30,352 million and $28,920 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(8)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(9)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer